EXHIBIT 99.2

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Condensed Combined Balance Sheet

As of March 31, 2025

(in thousands of U.S. dollars)

March 31, 2025
Assets
Current assets
Cash and cash equivalents	$8,558
Restricted cash	636
Receivables, net of allowances of $2,972	87,106
Inventory	40,532
Prepaid expenses and other current assets	7,306
Total current assets	144,138

Property, plant and equipment, net	307,312
Right-of-use assets	118,828
Deferred tax assets, net	651
Other non-current assets, net	31,589
Total assets	$602,518

Liabilities
Current liabilities
Accounts payable	$5,013
Current portion of long-term debt	19,703
Accrued liabilities	7,928
Current lease liabilities	15,357
Interest payable due to affiliates	156,015
Other current liabilities	5,298
Total current liabilities	209,314

Long-term debt	198,393
Loans due to affiliates	55,589
Non-current lease liabilities	104,041
Deferred tax liabilities, net	25,111
Other long-term liabilities	5,389
Total liabilities	$597,837

Equity
Net parent investment	4,681
Total equity	4,681
Total liabilities and equity	$602,518

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Condensed Combined Statement of Operations

For the three months ended March 31, 2025

(in thousands of U.S. dollars)

Three Months Ended March 31, 2025

Revenues
Operating revenues	$94,178
Total revenues	94,178
Operating expenses
Cost of sales (exclusive of depreciation shown separately below)	75,089
Operations and maintenance	10,796
Selling, general and administrative	7,003
Depreciation and amortization	5,692
Total operating expenses	98,580
Operating loss	(4,402)
Interest expense	8,445
Other expenses, net	43
Loss from continuing operations before income taxes	(12,890)
Tax provision	103
Loss from continuing operations	(12,993)
Net loss	$(12,993)
Net income attributable to non-controlling interest	(413)
Net loss attributable to NFE Jamaica	$(13,406)

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Condensed Combined Statement of Changes in Equity

For the three months ended March 31, 2025

(in thousands of U.S. dollars)

	Net parent investment (deficit)	Non-controlling interest	Total equity
Balances as of January 1, 2025	$(7,616)	$(578)	$(8,194)
Net income (loss)	(13,406)	413	(12,993)
Net transfers from Parent	26,690	—	26,690
Acquisition of non-controlling interest	(987)	165	(822)
Balances as of March 31, 2025	$4,681	$—	$4,681

NFE Jamaica

(A Business of New Fortress Energy Inc.)

Condensed Combined Statement of Cash Flows

For the three months ended March 31, 2025

(in thousands of U.S. dollars)

Three Months Ended March 31, 2025
Cash flows from operating activities
Net loss	$(12,993)
Adjustments for:
Amortization of deferred financing costs	225
Depreciation and amortization	5,692
Movement in credit loss allowances	230
Deferred taxes	(283)
Share-based compensation	(1,123)
Unrealized losses due to foreign currency, net	(77)
Other	(1,657)
Changes in operating assets and liabilities:
Increase in receivables	(1,697)
Increase in inventories	(25,540)
Increase in prepayments/other assets	(1,582)
Decrease in right-of-use assets	4,413
Increase in accounts payable	819
Increase in accrued liabilities	869
Decrease in lease liabilities	(4,807)
Increase in interest payable due to affiliates	4,663
Increase in other liabilities	5,760
Net cash used in operating activities	$(27,088)

Cash flows from investing activities
Capital expenditures	(519)
Net cash used in investing activities	$(519)

Cash flows from financing activities
Proceeds from loans due to affiliates	747
Principal payments on finance lease liabilities	(23)
Acquisition of non-controlling interest	(822)
Net transfers from Parent	27,813
Net cash provided by financing activities	$27,715

Net increase in cash, cash equivalents and restricted cash	108
Cash, cash equivalents and restricted cash – beginning of period	9,086
Cash, cash equivalents and restricted cash – end of period	$9,194

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress additions	$(216)

The following table identifies the balance sheet line-items included in Cash and cash equivalents and Restricted cash presented in the Condensed Combined Statement of Cash Flows. Restricted cash consists of funds that are contractually restricted as to usage or withdrawal and have been presented separately from Cash and cash equivalents on the Condensed Combined Balance Sheet. As of March 31, 2025, Restricted cash consisted of cash restricted for performance and customs bonds.

Three Months Ended March 31, 2025
Cash and cash equivalents	$8,558
Restricted cash	636
Cash, cash equivalents and restricted cash – end of period	$9,194

1. Organization

New Fortress Energy Inc. (“NFE” or “Parent”) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable and clean energy. NFE owns and operates natural gas and liquefied natural gas (“LNG”) infrastructure, ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. NFE has liquefaction, regasification and power generation operations in the United States, Jamaica, Brazil and Mexico.

On March 27, 2025, NFE announced the execution of an agreement to sell its assets and operations in Jamaica (“NFE Jamaica” or the “Company”). The principal activities of the Company are the operation of an LNG regasification facility in Montego Bay, operation of an offshore LNG regasification and storage facility in Old Harbour, operation of dual-fired combined heat and power facility in Clarendon and sale of LNG and natural gas to industrial end-user customers in Jamaica.

2. Basis of presentation

The accompanying unaudited interim Condensed Combined Financial Statements present, on a historical basis, the results of operations, financial position, and cash flows of the Company. The Condensed Combined Financial Statements have been prepared from the Parent’s historical accounting records and presented as if the Company had operated on a standalone basis throughout the periods presented. Historically, separate financial statements have not been prepared for the Company, and it has not operated as a stand-alone business from the Parent. The Condensed Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect all normal and recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of financial position, results of operations, and cash flows of the Company. These Condensed Combined Financial Statements and accompanying notes should be read in conjunction with the Company’s audited Combined Financial Statements for the year ended December 31, 2024.

3. Revenue recognition

Operating revenue in the Condensed Combined Statement of Operations includes revenue from sales of LNG and natural gas, as well as outputs from the Company’s natural gas-fueled power generation facilities, including power and steam.

Under most customer contracts, invoicing occurs once the Company’s performance obligations have been satisfied, at which point payment is unconditional. Receivables are contractual rights to receive cash on a fixed or determinable date and are carried at amortized cost. Receivables are recognized on the Condensed Combined Balance Sheet as the amount invoiced to the customer, net of an allowance for current expected credit losses. As of March 31, 2025, all receivables were related to revenue from contracts with customers totaling $87,106, and were included in Receivables, net of allowances on the Condensed Combined Balance Sheet. This balance is net of current expected credit losses of $2,972. Amounts are written off against the allowance when management is certain that outstanding amounts will not be collected. For the three months ending March 31, 2025, there were no receivables written off.

Receivables outstanding as of December 31, 2022 due from Jamalco, a bauxite mining and alumina producer in Jamaica, under the terms of the gas sales agreement (“GSA”) were recognized in the ordinary course of business. As of March 31, 2025, $30,928 of these receivables remains outstanding. Receivables outstanding are contractually due and payable by Jamalco, and the Company is actively pursuing the collection of these receivables. While the Company believes these receivables are collectible, based on the length of time these receivables have been outstanding, there is a risk that the full amount of these receivables will not be recovered, and this amount could be material to these Condensed Combined Financial Statements.

The Company estimates expected credit losses based on relevant information about the current credit quality of customers, past events, including historical experience, and reasonable and supportable forecasts that affect the collectability of the reported amount. Credit loss expense, inclusive of credit loss expense on all categories of financial assets, is recorded within Selling, general and administrative in the Condensed Combined Statement of Operations. The Company believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximated their fair value as of March 31, 2025 and are classified as Level 1 within the fair value hierarchy.

Allowance for Current Expected Credit Losses
Balance as of January 1, 2025	$2,900
Net change in allowance	72
Balance as of March 31, 2025	$2,972

Contract assets are comprised of the transaction price allocated to completed performance obligations that will be billed to customers in subsequent periods. Contract liabilities reflect unconditional payments due or paid under the contracts with customers prior to the Company’s satisfaction of the related performance obligations. The contract assets and contract liabilities balances as of March 31, 2025 are detailed below:

March 31, 2025
Contract assets – current	$361
Contract assets, net – non-current	4,979
Total contract assets, net	$5,340

Contract liabilities– current	$4,449
Contract liabilities– non-current	—
Total contract liabilities, net	$4,449

Revenue recognized in the period from:
Amounts included in contract liabilities at the beginning of the period	$356

No material credit losses are expected for contract assets as of March 31, 2025.

The Company has recognized costs to fulfill contracts with customers, which primarily consist of expenses required to enhance resources to deliver under agreements with these customers. These costs can include set-up and mobilization costs incurred ahead of the service period, and such costs will be recognized on a straight-line basis over the expected term of the agreement. As of March 31, 2025, the Company has capitalized $9,006, of which $604 of these costs is presented within Prepaid expenses and other current assets, and $8,402 is presented within Other non-current assets, net on the Condensed Combined Balance Sheet.

Transaction price allocated to remaining performance obligations

Some of the Company’s contracts are short-term in nature with a contract term of less than a year. The Company applied the optional exemption not to report any unfulfilled performance obligations related to these contracts.

The Company has arrangements in which LNG, natural gas or outputs from the Company’s power generation facilities are sold on a “take-or-pay” basis whereby the customer is obligated to pay for the minimum guaranteed volumes even if it does not take delivery. The price under these agreements is typically based on a market index plus a fixed margin. The fixed transaction price allocated to the remaining performance obligations under these arrangements represents the fixed margin multiplied by the outstanding minimum guaranteed volumes. The Company expects to recognize this revenue over the following time periods. The pattern of recognition reflects the minimum guaranteed volumes in each period:

Period	Revenue
Remainder of 2025	$196,028
2026	260,337
2027	258,693
2028	253,554
2029	249,657
Thereafter	2,302,296
Total	$3,520,565

For all sales contracts that have a term exceeding one year, the Company has elected the practical expedient in ASC 606 under which the Company does not disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. For these excluded contracts, the sources of variability are (a) the market index prices of natural gas used to price the contracts, and (b) the variation in volumes that may be delivered to the customer. Both sources of variability are expected to be resolved at or shortly before delivery of each unit of LNG, natural gas, or power. As each unit of LNG, natural gas, or power represents a separate performance obligation, future volumes are wholly unsatisfied.

Customer concentrations

For the three months ended March 31, 2025, revenue from two significant customers constituted 63% of total revenue, respectively. No other customer comprised of more than 10% of the Company’s revenues.

For the three months ended March 31, 2025, revenue from external customers were entirely derived from customers located in Jamaica. As of March 31, 2025, all of the Company’s long-lived assets were located in Jamaica.

4. Leases, as lessee

The Company has operating leases primarily for the use of vessels, marine port space, office space, land, and equipment under non-cancellable lease agreements. The Company’s leases may include multiple optional renewal periods that are exercisable solely at the Company’s discretion. Renewal periods are included in the lease term when the Company is reasonably certain that renewal options would be exercised, and the associated lease payments are reflected in the ROU asset and lease liability.

The Company’s leases include fixed lease payments which may include escalation terms based on a fixed percentage or may vary based on an inflation index or other market adjustments. Escalation resulting from changes in inflation indices and market adjustments, as well as other lease costs that depend on the use of the underlying asset, are not considered lease payments when calculating the lease liability or ROU asset. Instead, such payments are accounted for as variable lease cost when the condition that triggers the variable payment becomes probable. The Company also has a component of lease payments that are variable related to the LNG vessels, in which the Company may receive credits based on the performance of the LNG vessels during the period.

Right-of-use assets, Current lease liabilities, and Non-current lease liabilities as of March 31, 2025 were as follows:

March 31, 2025
Operating right-of-use-assets	$118,438
Finance right-of-use-assets (1)	390
Total Right-of-use assets	$118,828

Current lease liabilities:
Operating lease liabilities	$15,678
Finance lease liabilities	(321)
Total Current lease liabilities	$15,357
Non-current lease liabilities:
Operating lease liabilities	103,999
Finance lease liabilities	42
Total Non-current lease liabilities	$104,041

(1) Finance lease ROU assets are recorded net of accumulated amortization of $121 as of March 31, 2025.

For the three months ended March 31, 2025, the Company’s operating lease cost recorded within the Condensed Combined Statement of Operations was as follows:

Three Months Ended March 31, 2025
Fixed lease cost	$7,163
Variable lease cost	49
Short-term lease cost	7

Lease cost - Cost of sales	$6,755
Lease cost - Operations and maintenance	231
Lease cost - Selling, general and administrative	233

Cash paid for operating leases is reported in operating activities in the Condensed Combined Statement of Cash Flows. Supplemental cash flow information related to leases was as follows for the three months ended March 31, 2025:

Three Months Ended March 31, 2025
Operating cash outflows for operating lease liabilities	$6,795
Financing cash outflows for finance lease liabilities	$23

The future payments due under operating leases as of March 31, 2025, are as follows:

Operating Leases
Due remainder of 2025	$17,713
2026	22,396
2027	22,407
2028	22,479
2029	22,431
Thereafter	46,807
Total lease payments	$154,233
Less: effects of discontinuing	34,835
Present value of lease liabilities	$119,398

Current lease liabilities	$15,357
Non-current lease liabilities	104,041

As of March 31, 2025, the weighted-average remaining lease term for operating leases was 6.9 years and finance leases was 1.5 years. Because the Company generally does not have access to the rate implicit in the lease, the incremental borrowing rate is utilized as the discount rate. The weighted average discount rate associated with operating leases and finance leases as of March 31, 2025 was 8.1% and 5.0%, respectively.

5. Inventory

As of March 31, 2025, Inventory consisted of the following:

March 31, 2025
LNG and natural gas inventory	$31,540
Automotive diesel oil inventory	6,919
Bunker fuel, materials, supplies and other	2,073
Total Inventory	$40,532

Inventory is adjusted to the lower of cost or net realizable value. Changes in the value of inventory are recorded within Cost of sales in the Condensed Combined Statement of Operations.

6. Prepaid expenses and other current assets

As of March 31, 2025, Prepaid expenses and other current assets were as follows:

March 31, 2025
Prepaid expenses	$1,470
Recoverable taxes	1,914
Other current assets	3,922
Total Prepaid expenses and other current assets	$7,306

Other current assets consists of finance lease assets, contract assets, costs to fulfill, and deposits.

7. Property, plant and equipment, net

As of March 31, 2025, the Company’s Property, plant and equipment, net was as follows:

March 31, 2025
Gas pipelines	$66,319
Terminals	232,519
Power facilities	124,897
Construction in progress	1,714
Other equipment	23,857
Gross property, plant and equipment	449,306
Accumulated depreciation	(141,994)
Total Property, plant and equipment, net	$307,312

Depreciation expense for the three months ended March 31, 2025 totaled $5,676.

8. Other non-current assets, net

As of March 31, 2025, Other non-current assets, net consisted of the following:

March 31, 2025
Contract assets, net (Note 3)	$5,340
Costs to fulfill (Note 3)	9,006
Other assets	17,243
Total Other non-current assets, net	$31,589

9. Accrued liabilities

As of March 31, 2025, Accrued liabilities were as follows:

March 31, 2025
Accrued bonuses	$370
Accrued interest	1,331
Other accrued expenses	6,227
Total Accrued liabilities	$7,928

10. Other current liabilities

As of March 31, 2025, Other current liabilities were as follows:

March 31, 2025
Income tax payable	$941
Contract liabilities (Note 3)	4,449
Other current liabilities	(92)
Total Other current liabilities	$5,298

11. Debt

As of March 31, 2025, Long-term debt consisted of the following:

March 31, 2025
South Power 2029 Bonds	$218,096
Total debt	$218,096
Total Current portion of long-term debt	$19,703
Total Long-term debt	198,393

Long-term debt is recorded at amortized cost on the Condensed Combined Balance Sheet. The fair value of the Company’s long-term debt is $224,819 as of March 31, 2025. The Company utilizes a discounted cash flow approach with Level 2 inputs within the fair value hierarchy to calculate the fair value.

Fair value measurements and disclosures require the use of valuation techniques to measure fair value that maximize the use of observable inputs and minimize use of unobservable inputs. Level 1 includes observable inputs such as quoted prices in active markets for identical assets or liabilities. Level 2 includes inputs other than quoted prices included within Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities or market corroborated inputs.

Interest Expense

Interest expense recognized for the three months ended March 31, 2025 consisted of the following:

March 31, 2025
Interest on debt	$3,557
Interest on loans due to affiliates	4,663
Amortization of debt issuance costs and discounts	225
Total Interest expense	$8,445

12. Income taxes

The effective tax rate for the three months ended March 31, 2025 was (0.7)% . The total tax provision for the three months ended March 31, 2025 was $103. The Company's effective tax rate for the three months ended March 31, 2025 is lower than the Company's statutory tax rate principally due to valuation allowances recorded against deferred tax assets that are not more likely than not to be realized.

13. Commitments and contingencies

The Company is subject to certain tax, legal and regulatory proceedings, claims and disputes that arise in the ordinary course of business. The Company does not believe that these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

14. Related party transactions

The Company has not historically operated as a stand-alone business and the Condensed Combined Financial Statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent.

Allocation of Parent corporate expenses

The Condensed Combined Statement of Operations and Condensed Combined Statement of Cash Flows include an allocation of costs for certain services provided by the Parent to the Company, such as human resources, finance, tax, accounting, legal, regulatory and compliance, information technology, and marketing. The cost of these services was allocated to the Company based on the proportion of revenue and headcount. The allocation amounted to $5,832 for the three months ended March 31, 2025.

The Condensed Combined Financial Statements do not necessarily include all of the expenses that would have been incurred by the Company had it been an independent, stand-alone company. It is not practicable to estimate actual costs that would have been incurred had the Company been an independent, stand-alone company during the periods presented. Management considers these allocations to be a reasonable reflection of the Company’s utilization of services or the benefit received.

DevTech investment

In 2018, the Company entered into a consulting arrangement with DevTech Environment Limited (“DevTech”) to provide business development services to increase the customer base of the Company. DevTech also contributed cash consideration in exchange for a 10% interest in a consolidated subsidiary. The 10% interest was reflected as non-controlling interest in the Company’s Condensed Combined Financial Statements.

In March 2025, the Company entered into an agreement to acquire DevTech's 10% non-controlling interest, and concurrently, terminated the consulting arrangement. A cash payment of $950 was made to DevTech, of which $822 was allocated to the value of the acquired shares of the subsidiary. The Company recognized approximately $128 in expense related to the consulting arrangement within Selling, general and administrative for the three months ended March 31, 2025.

Loans due to affiliates

As of March 31, 2025, the Company had loans from the Parent of $55,589 with maturities ranging from 2041 to 2043 and an interest rate of 9.0%. Interest expense on loans due to affiliates for the three months ended March 31, 2025 was $4,663. The Interest payable due to affiliates is due within one year.

The associated interest expense payable outstanding is presented as current, as the terms of the shareholder loan agreements detail that interest expense is due within one year. However, the Parent has provided a letter stating payments of current and future interest due will not be required, and none are contemplated to support the Parent’s liquidity, within one year of the date these Condensed Combined Financial Statements are available to be issued.

Net parent investment (deficit)

Net parent investment (deficit) in the Condensed Combined Balance Sheet and Condensed Combined Statement of Changes in Equity represents the Parent’s historical investment in the Company, the net effect of transactions with, and allocations from, the Parent, and the Company’s accumulated losses. Net transfers from Parent are included within Net parent investment in the Condensed Combined Balance Sheet.

The components of the Net transfers from Parent were as follows:

Three Months Ended March 31, 2025
Financing activities (cash inflow)	$20,858
Costs allocated from Parent centralized shared corporate functions (cash inflow)	5,832
Net transfers from Parent as reflected in the Condensed Combined Statement of Changes in Equity	26,690
Share-based compensation (non-cash activity)	1,123
Net transfers from Parent as reflected in the Condensed Combined Statement of Cash Flows	$27,813

Transactions with Parent:

During the normal course of operations, the Company routinely purchases LNG from the Parent. During the three months ended March 31, 2025, the Company purchased LNG, totaling $68,562, which is recognized within Cost of sales in the Condensed Combined Statement of Operations.

Lease Agreement

Beginning in 2021, the Company incurred costs arising from the lease of the Hoegh Gallant (“Gallant”) vessel, which was leased from NFE International Shipping LLC. The Gallant is the primary asset that performs the storage and regasification activities at the offshore facility at Old Harbour, Jamaica. The Company recognized $5,473 of lease expense related to the Gallant for the three months ended March 31, 2025. The operating Right-of-use asset, net and Lease liability were $113,278 and $113,264 as of March 31, 2025.

15. Subsequent events

On March 26, 2025, the Parent entered into an equity and asset purchase agreement to sell NFE Jamaica for cash consideration of approximately $1.1 billion, subject to certain purchase price adjustments.

On May 5, 2025, the Company provided a notice of repurchase of the 2029 South Power Bonds and related syndicated loan facility, a $30 million debt being prepaid simultaneously with the bonds. The Company will repurchase the 2029 South Power at 101% of the outstanding principal amount plus accrued and unpaid interest. The repurchase will be completed concurrently with the closing of the sale of NFE Jamaica, and the Parent will utilize proceeds received from the sale of NFE Jamaica to complete the repurchase.

The Company has evaluated subsequent events through May 13, 2025, the date on which the Condensed Combined Financial Statements were issued.